Exhibit 24


                       Consent of Independent Accountants




We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-8 (File No. 33-38330) of our reports dated March 8, 1999 on our audits of the consolidated financial statements and financial statement schedule of Penn Treaty American Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which reports are included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
---------------------------------
    PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 29, 1999